Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Form S-1 Registration Statement (No. xx-xxxxxx) of Porter Bancorp, Inc. of our report dated March 27, 2006 on the 2005 and 2004 consolidated financial statements of Porter Bancorp, Inc. We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Louisville, Kentucky

April 11, 2006